                                                                   EXHIBIT 10.23

                          AT&T WIRELESS SERVICES, INC.

                           DEFERRED COMPENSATION PLAN
                                       FOR
                             NON-EMPLOYEE DIRECTORS

                           EFFECTIVE SEPTEMBER 1, 2001

                          AT&T WIRELESS SERVICES, INC.
              DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

                           EFFECTIVE SEPTEMBER 1, 2001

                                TABLE OF CONTENTS

Article 1. Purpose and Effective Date .................................................       1
        1.1.      Purpose .............................................................       1
        1.2.      Effective Date ......................................................       1

Article 2. Definitions ................................................................       2

Article 3. Eligibility and Participation ..............................................      10
        3.1.      Voluntary Participation by Directors ................................      10

Article 4. Deferral Elections .........................................................      11
        4.1.      Category of Deferrals ...............................................      11
        4.2.      Deferral of Cash Compensation .......................................      11
        4.3.      Deferral of Non-Cash Compensation ...................................      12
        4.4.      Stock Option Gain Deferral ..........................................      13
        4.5.      Deferral of Vested Restricted Shares ................................      15

Article 5. Accounts and Earnings ......................................................      17
        5.1.      Deferred Cash Compensation Account ..................................      17
        5.2.      Deferred Shares Account .............................................      18
        5.3.      Valuation Funds and Earnings ........................................      19
        5.4.      Vesting of Accounts .................................................      20
        5.5.      Participant Account Statements ......................................      20
        5.6.      Company Contributions ...............................................      20

Article 6. Form and Timing of Benefit Payments ........................................      21
        6.1.      Payment of Benefits .................................................      21
        6.2.      Termination Benefit Elections .......................................      21
        6.3.      Death Benefit Distribution Elections ................................      22
        6.4.      Form of Benefit Payment .............................................      22
        6.5.      Changes in Distribution Elections ...................................      23
        6.6.      Commencement of Benefit Payments ....................................      23
        6.7.      Unscheduled Lump-Sum Withdrawals ....................................      24
        6.8.      Hardship Distributions ..............................................      25
        6.9.      Tax Withholding .....................................................      25
        6.10.     Facility of Payment of Benefits .....................................      25
        6.11.     Effect of Payment of Benefits .......................................      26
        6.12.     Special Rules for Distribution of Deferred Shares Account............      26

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN


Article 7. Beneficiary Designation ....................................................      27
        7.1.      Designation of Beneficiary ..........................................      27
        7.2.      Change of Beneficiary Designation ...................................      27
        7.3.      No Beneficiary Designation ..........................................      27
        7.4.      Change in Marital Status ............................................      27
        7.5.      Effect of Payment to Beneficiary ....................................      28

Article 8. Administration .............................................................      29
        8.1.      Administration by Committee .........................................      29
        8.2.      Duties and Power of Committee .......................................      29
        8.3.      Agents ..............................................................      29
        8.4.      Binding Effect of Decisions .........................................      29
        8.5.      Indemnity of Committee ..............................................      29

Article 9. Source of Payments .........................................................      30
        9.1.      Establishment of Trust ..............................................      30
        9.2.      Obligation of the Company ...........................................      30
        9.3.      Unfunded Status .....................................................      30

Article 10. Benefit Claim and Appeal Procedures .......................................      31
        10.1.     Filing Claims for Benefits ..........................................      31
        10.2.     Review of Claims for Benefit ........................................      31
        10.3.     Requests for Review of Adverse Benefit Determinations ...............      32
        10.4.     Committee Review of Adverse Benefit Determinations ..................      32
        10.5.     Scope of Committee's Discretion in Review of Claims for Benefits ....      33
        10.6.     Exhaustion of Administrative Remedies ...............................      33

Article 11. Amendment and Termination .................................................      34
        11.1.     Right to Amend Plan .................................................      34
        11.2.     Company's Right to Terminate Plan ...................................      34
        11.3.     Right to Suspend Benefit Payments ...................................      34
        11.4.     Restrictions on Plan Modifications After Change in Control ..........      34

Article 12. General Provisions ........................................................      36
        12.1.     Unfunded Plan .......................................................      36
        12.2.     No Rights With Respect to the Trust .................................      36
        12.3.     No Implied Rights ...................................................      36
        12.4.     Unsecured General Creditor ..........................................      36
        12.5.     NonAssignability ....................................................      36
        12.6.     Prohibition Against Alienation ......................................      37
        12.7.     No Right to Continued Directorship ..................................      37
        12.8.     Governing Law .......................................................      37
        12.9.     Savings Clause ......................................................      37
        12.10.    Notice ..............................................................      37

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN


        12.11.    Successors ..........................................................      38
        12.12.    Protective Provisions ...............................................      38
        12.13.    Gender, Number and Heading ..........................................      38

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                   ARTICLE 1.
                           PURPOSE AND EFFECTIVE DATE

1.1. PURPOSE

      The purpose of the Plan is to promote the success of AT&T Wireless Services, Inc. and its affiliated companies that participate in the Plan by:

      (a) Providing non-employee directors with the ability to defer cash compensation on a pretax basis in order to permit them to supplement their retirement savings; and

      (b) Providing non-employee directors who are participating in the "Equity Program for Non-Employee Directors Under the AT&T Wireless Services, Inc. 2001 Long Term Incentive Plan" with a mechanism for deferring non-cash compensation, vested restricted shares and receipt of gains on non-qualified stock option grants otherwise payable under such Director Equity Program, thereby providing an effective means for non-employee directors to maintain beneficial ownership of AT&T Wireless Services, Inc. common stock.

      It is intended that the Plan provide deferred compensation for non-employee directors and, therefore, because it provides no benefits to employees, that it be exempt from all the provisions of ERISA.

1.2. EFFECTIVE DATE

      The Effective Date for the Plan, as set forth herein, shall be September 1, 2001.


ARTICLE 1                             - 1 -           PURPOSE AND EFFECTIVE DATE

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                   ARTICLE 2.
                                   DEFINITIONS

      The following words and phrases, as used in the Plan, shall have the meanings set forth below, unless a clearly different meaning is required by the context in which the word or phrase is used.

2.1. ACCOUNT OR ACCOUNTS

      "Account" or "Accounts" means the record or bookkeeping entries maintained by the Company pursuant to Article 5 that reflect each Participant's (i) deferrals of Cash Compensation; (ii) deferrals of Non-Cash Compensation, deferrals of gains on Stock Option Grants, deferrals of vested Restricted Shares and Dividend Equivalents; (iii) Earnings on such deferred amounts; and (iv) payments of benefits under the Plan. An Account shall be used solely to calculate the amount payable to each Participant under the Plan, and should not be construed as an actual segregation of assets for the benefit of any particular Participant. The Accounts that may be established and maintained under the Plan include a Termination of Service Account and Deferred Shares Account.

2.2. AFFILIATED COMPANY

      "Affiliated Company" means any corporation while such corporation is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as AT&T Wireless or any other employing entity while such entity is under common control (within the meaning of Section 414(c) of the Code) with AT&T Wireless.

2.3. AT&T WIRELESS

      "AT&T Wireless" means AT&T Wireless Services, Inc., a Delaware corporation, and its successors and assigns.

2.4. AWS STOCK

      "AWS Stock" means the common stock, par value $0.01, of AT&T Wireless.

2.5. BENEFICIARY

      "Beneficiary" means the person, persons or entity designated in writing by the Participant, on a form provided by the Committee, to receive distribution of all of a Participant's Accounts (other than any Account in payment status as of the date of the Participant's death) in the event of the Participant's death.

2.6. BOARD OF DIRECTORS

      "Board of Directors" means the Board of Directors of AT&T Wireless.


ARTICLE 2                            - 2 -                           DEFINITIONS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


2.7. CASH COMPENSATION

      "Cash Compensation" means the Directors' Fees payable to a Participant that are received by such Participant in cash rather than in the form of AWS Stock.

2.8. CASH COMPENSATION DEFERRAL AGREEMENT

      "Cash Compensation Deferral Agreement" means a commitment made by a Participant to defer a portion of his Cash Compensation pursuant to Article 4 in exchange for a Company commitment to make benefit payments in accordance with the term of the Plan. The Cash Compensation Deferral Agreement shall specify the payment or payments of Cash Compensation to which it will apply during a Deferral Year, and shall specify the Account or Accounts to which the Cash Compensation so deferred shall be credited. Such designation shall be made in whole percentages and shall be made in a form acceptable to the Committee. In the event that the terms of the Cash Compensation Deferral Agreement conflict with the terms of the Plan, the terms of the Plan shall be controlling.

2.9. CHANGE IN CONTROL

      "Change in Control" shall have the meaning set forth in the Director Equity Program.

2.10. CODE

      "Code" means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a particular section of the Code includes any applicable proposed, temporary or final regulations promulgated for that section. References to any section or subsection of the Code include reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.11. COMMITTEE

      "Committee" means the Compensation Committee or such other committee appointed by the Compensation Committee or the Board of Directors to administer the Plan. The Committee is responsible for the administration of the Plan and may delegate certain administrative responsibilities under the Plan.

2.12. COMPANY

      "Company" means AT&T Wireless, its successors and assigns, and any Affiliated Company (including Participating Companies).

2.13. DEATH BENEFIT DISTRIBUTION ELECTION

      "Death Benefit Distribution Election" means the form of benefit payment elected by a Participant in accordance with Section 6.4 that is applicable to all the Participant's Accounts in the event of the Participant's death.


ARTICLE 2                            - 3 -                           DEFINITIONS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


2.14. DEFERRAL PERIOD OR DEFERRAL YEAR

      "Deferral Period" or "Deferral Year" means the period (i) beginning on the later of January 1 of a Plan Year to which a particular deferral agreement applies or the date a Director first becomes a Participant; and (ii) ending on December 31 of the same Plan Year during which a Participant makes deferrals of Cash Compensation or Non-Cash Compensation, deferrals of gains on Stock Option Grants or deferrals of vested Restricted Shares under the Plan.

2.15. DEFERRED CASH COMPENSATION ACCOUNT

      "Deferred Cash Compensation Account" means a Participant's Termination of Service Account.

2.16. DEFERRED SHARES ACCOUNT

      "Deferred Shares Account" means the Account established for a Participant to be credited with deferred shares of AWS Stock for deferrals related to Non-Cash Compensation, gains on Stock Option Grants and deferrals of vested Restricted Shares.

2.17. DETERMINATION DATE

      "Determination Date" means the date on which the value of a Participant's Account is determined as provided in Article 5. Each business day shall be a Determination Date.

2.18. DIRECTOR

      "Director" means any member of the board of directors of any Participating Company who is not also an employee of such Participating Company or any other Affiliated Company.

2.19. DIRECTOR EQUITY PROGRAM

      "Director Equity Program" means the Equity Program for Non-Employee Directors Under the AT&T Wireless Services, Inc. 2001 Long Term Incentive Plan, as may be amended from time to time, and any successor plan thereto.

2.20 DIRECTORS' FEES

      "Directors' Fees" means the annual retainer or additional retainer paid to a Participant for a Deferral Year, regardless of whether paid in cash or in the form of AWS Stock.

2.21. DISTRIBUTION ELECTION

      "Distribution Election" means a Participant's election, made pursuant to
Article 6 in a manner prescribed by the Committee, indicating the chosen form of payment for benefits payable from each Account under the Plan.


ARTICLE 2                            - 4 -                           DEFINITIONS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


2.22. DIVIDEND EQUIVALENTS

      "Dividend Equivalents" means that number of Share Equivalent units credited, within thirty (30) days after the payment of a dividend by AT&T Wireless on AWS Stock, to the Deferred Shares Account of each Participant, the number of such Share Equivalent units being determined by (i) multiplying the dividend per share paid on AWS Stock by the number of Share Equivalent units credited to the Participant's Deferred Shares Account on the date such dividend was declared; and (ii) dividing such product by the Fair Market Value on the payment date for such dividend.

2.23. EARNINGS

      "Earnings" means the amount credited to a Participant's Deferred Cash Compensation Account on each Determination Date, which shall be based on the Valuation Funds chosen by the Participant as provided in Article 5. Such credits to a Participant's Account may be either positive or negative to reflect the increase or decrease in value of the Account in accordance with the provisions of the Plan. With respect to a Participant's Deferred Shares Account, Earnings shall include the Dividend Equivalents credited to such Account from time to time.

2.24. EFFECTIVE DATE

      "Effective Date" means September 1, 2001, the date as of which the Plan is effective.

2.25. ERISA

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a particular section of ERISA includes any applicable proposed, temporary or final regulations promulgated for that section. References to any section or subsection of ERISA include reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.26. FAIR MARKET VALUE

      "Fair Market Value" on a given date means the average of the high and low sale prices for AWS Stock on that date (or, if there were no such sales on that date, on the next most recent date thereafter on which there were such sales) as reported on the Composite Tape if the AWS Stock is listed on the New York Stock Exchange or on the National Association of Securities Dealers National Market System.

2.27. FINANCIAL HARDSHIP

      "Financial Hardship" means an unforeseen emergency that constitutes severe financial hardship of the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. Financial


ARTICLE 2                            - 5 -                           DEFINITIONS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


Hardship shall be determined based on such standards as are, from time to time, established by the Committee, and such determination shall be made in the sole discretion of the Committee.

2.28. NET SHARES

      "Net Shares" means the difference (including fractional share amounts) between the number of shares of AWS Stock subject to the stock option exercise and the number of shares of AWS Stock delivered to satisfy the stock option exercise price, less any shares used to satisfy any taxes due upon the stock option exercise.

2.29. NON-CASH COMPENSATION

      "Non-Cash Compensation" means, with respect to a Director, that portion of the Directors' Fees that such Director elects to receive in the form of AWS Stock.

2.30. NON-CASH COMPENSATION DEFERRAL AGREEMENT

      "Non-Cash Compensation Deferral Agreement" shall mean a commitment made by a Participant to defer a portion of his Non-Cash Compensation pursuant to
Article 4 in exchange for a Company commitment to make benefit payments in accordance with the term of the Plan. The Non-Cash Compensation Deferral Agreement shall specify the payment or payments of Non-Cash Compensation to which it will apply during a Deferral Year. In the event that the terms of the Non-Cash Compensation Deferral Agreement conflict with the terms of the Plan, the terms of the Plan shall be controlling.

2.31. PARTICIPANT

      "Participant" means a Director who has entered into a Cash Compensation Deferral Agreement, a Non-Cash Compensation Deferral Agreement, a Stock Option Gain Deferral Agreement or a Restricted Share Deferral Agreement with the Company in accordance with the terms of Article 4. An individual shall continue to be a Participant for purposes of the Plan until the entire balance of all of his Accounts under the Plan has been paid in accordance with the terms of the Plan.

2.32. PARTICIPATING COMPANY

      "Participating Company" means AT&T Wireless and any Affiliated Company that has elected to participate in the Plan, with the prior approval of the AT&T Wireless.

2.33. PLAN

      "Plan" means the AT&T Wireless Services, Inc. Deferred Compensation Plan for Non-Employee Directors, as described herein and as may be amended from time to time.

2.34. PLAN YEAR

      "Plan Year" means the calendar year beginning January 1 and ending December 31.


ARTICLE 2                            - 6 -                           DEFINITIONS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


2.35. POTENTIAL CHANGE IN CONTROL

      "Potential Change in Control" shall mean the earliest of any of the following to occur:

      (a) When any Person (as defined by the Director Equity Program and including AT&T Wireless) publicly announces an intention: (1) to acquire five percent (5%) or more of the then outstanding voting securities of AT&T Wireless ("Voting Securities"), provided such acquisition is not by a Related Person (as defined by the Director Equity Program), or (2) to merge or consolidate AT&T Wireless with another entity, transfer or sell assets of AT&T Wireless, or liquidate or dissolve AT&T Wireless, in each case described in this subsection in a transaction that would, if completed, constitute a Change in Control; or

      (b) When any Person other than a Related Person: (1) acquires five percent (5%) or more of the then outstanding Voting Securities, other than as a holder whose investment in AT&T Wireless is eligible to be reported on Schedule 13G pursuant to Rule 13d-1(b)(1) promulgated under the Exchange Act; (2) initiates a tender or exchange offer to acquire such number of Voting Securities as would result in such Person holding twenty percent (20%) or more of the then outstanding Voting Securities; or (3) solicits proxies for votes to elect members of the Board of Directors at a shareholders' meeting of AT&T Wireless.

2.36. POTENTIAL CHANGE IN CONTROL PERIOD

      "Potential Change in Control Period" shall mean the period commencing on the date that a Potential Change in Control has occurred and ending upon:

      (a) The date any Person who made an announcement referred to in Section 2.35(a) publicly announces an intention no longer to take or considering the taking of such actions;

      (b) The date the Person referred to in Section 2.35(b) qualifies as an Eligible Person;

      (c) The date when any Person described in Section 2.35(b)(1), shall own less than five percent (5%) of the then outstanding Voting Securities, shall have abandoned the tender or exchange offer or, following a shareholders' meeting, shall not have elected a member of the Board of Directors, as the case may be; or

      (d) The date a Change in Control occurs.

2.37. RESTRICTED SHARE

      "Restricted Share" means the award of one or more shares of AWS Stock subject to forfeiture or restrictions on transferability, as provided under the Director Equity Program.

2.38. RESTRICTED SHARE DEFERRAL AGREEMENT

      "Restricted Share Deferral Agreement" shall mean a commitment made by a Participant to defer receipt of a portion of his vested Restricted Shares pursuant to Article 4 in exchange for a Company commitment to make benefit payments in accordance with the term of the Plan. The


ARTICLE 2                            - 7 -                           DEFINITIONS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


Restricted Share Deferral Agreement shall specify the specific grants of Restricted Shares to which it will apply during a Deferral Year. In the event that the terms of the Restricted Share Deferral Agreement conflict with the terms of the Plan, the terms of the Plan shall be controlling.

2.39. SHARE EQUIVALENT

      "Share Equivalent" means the hypothetical investment equivalent equal to one share of AWS Stock credited under the Plan. The number of Share Equivalents credited to a Participant's Deferred Shares Account under the Plan is determined by the number of shares of AWS Stock that the Participant elects to defer the receipt of under the Plan, plus any Earnings thereon.

2.40. SPOUSE

      "Spouse" means an individual who is legally married to a Participant under the laws of the state in which the Participant resides, on the day immediately preceding the Participant's date of death.

2.41. STOCK OPTION GAIN DEFERRAL AGREEMENT

      "Stock Option Gain Deferral Agreement" means an agreement made by a Director in a manner prescribed by the Committee that provides for the deferral of a gain under a Stock Option Grant.

2.42. STOCK OPTION GRANT

      "Stock Option Grant" means a nonstatutory stock option award granted to a Director under the Director Equity Program.

2.43. TERMINATION DISTRIBUTION ELECTION

      "Termination Distribution Election" shall mean an election made for a form of benefit payment allowable under Article 5 that shall apply to each of the Participant's Accounts.

2.44. TERMINATION OF SERVICE

      "Termination of Service" means the Participant's cessation of service as a Director of the Company for any reason whatsoever, whether voluntarily or involuntarily, including death.

2.45. TERMINATION OF SERVICE ACCOUNT

      "Termination of Service Account" means an Account established for a Participant pursuant to Section 5.1.2.


ARTICLE 2                            - 8 -                           DEFINITIONS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


2.46. TERMINATION OF SERVICE COMMENCEMENT DATE

      "Termination of Service Commencement Date" means January 1 of the Plan Year immediately following the Plan Year in which the Participant terminates service as a member of the Board of Directors and the boards of directors of all Affiliated Companies.

2.47. TERMINATION OF SERVICE DISTRIBUTION ELECTION

      "Termination of Service Distribution Election" means the election of a form of benefit payment by a Participant in accordance with Article 6 that is applicable to a Participant's Termination of Service Account.

2.48. VALUATION FUND ALLOCATION

      "Valuation Fund Allocation" means the Participant's or Beneficiary's specification of the Valuation Funds, and the proportion in each (if more than one) to which a Deferred Cash Compensation Account is to be deemed to be invested.

2.49. VALUATION FUNDS

      "Valuation Funds" means one or more of the independently established funds or indices that are identified by the Committee. Each Valuation Fund shall be a phantom investment fund, which shall be credited with earnings (whether a gain or a loss) according to the performance of the actual index or fund. The Valuation Funds are used solely to calculate the Earnings that are credited to each Participant's Deferred Cash Compensation Accounts in accordance with
Article 5, and do not represent, nor should they be interpreted as investments in the underlying investment funds or to convey any beneficial interest on the part of the Participant or Beneficiary in any asset or other property of the Company. The determination of the increase or decrease in the performance of each Valuation Fund shall be made by the Committee in its reasonable discretion. The Committee shall select the various Valuation Funds available to the Participants or Beneficiaries with respect to the Plan and shall periodically communicate a list of these Valuation Funds to Directors, which list may be amended from time to time in the discretion of the Committee.


ARTICLE 2                            - 9 -                           DEFINITIONS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                   ARTICLE 3.
                          ELIGIBILITY AND PARTICIPATION

3.1. VOLUNTARY PARTICIPATION BY DIRECTORS

      3.1.1 ELIGIBILITY CONDITIONS. Eligibility to participate in the Plan by making voluntary deferrals of Cash Compensation, Non-Cash Compensation, gains resulting from the exercise of Stock Option Grants or vested Restricted Shares shall be limited to individuals who are Directors of one or more of the Participating Companies.

      3.1.2 EFFECTIVE DATE FOR PARTICIPATION. Each individual who is classified as a Director shall be eligible to participate in the Plan and may voluntarily elect to make deferrals in accordance with Article 4, effective as of the latest of (i) the date determined by the Committee; (ii) the date the Director is formally notified of his eligibility to participate in the Plan; or (iii) applicable deferral election submission timing requirements set forth in Article 4.


ARTICLE 3                            - 10 -        ELIGIBILITY AND PARTICIPATION

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                   ARTICLE 4.
                               DEFERRAL ELECTIONS

4.1. CATEGORY OF DEFERRALS

      A Director may make voluntary deferrals of Cash Compensation (pursuant to Section 4.2), Non-Cash Compensation (pursuant to Section 4.3), gains on the exercise of Stock Option Grants (pursuant to Section 4.4) and vested Restricted Shares (pursuant to Section 4.5).

4.2. DEFERRAL OF CASH COMPENSATION

      A Participant's election to defer Cash Compensation shall be subject to the following conditions:

      4.2.1 CONTENT OF CASH COMPENSATION DEFERRAL AGREEMENTS. A Cash Compensation Deferral Agreement shall be made with respect to Directors' Fees payable in cash by a Participating Company to a Participant during the applicable Deferral Period, and shall designate the portion of each such deferred Directors' Fees that shall be allocated among the various Deferred Cash Compensation Accounts, except that no deferral shall be made to any Deferred Cash Compensation Accounts at the same time that a distribution is to be made from that Account. The Participant's Cash Compensation Deferral Agreement shall specify the percentage of Directors' Fees otherwise payable in cash that are to be deferred as provided in Section 4.2.5. Deferrals of Directors' Fees that are otherwise payable in cash shall be made in approximately equal amounts throughout the applicable Deferral Year as the installments of Directors' Fees are paid to the Participant.

      4.2.2 TIME FOR SUBMISSION OF CASH COMPENSATION DEFERRAL AGREEMENTS. Except as provided in Section 4.2.3, a Director's Cash Compensation Deferral Agreement relating to Directors' Fees paid to him in cash must be submitted to the Committee no later than December 31 of the Plan Year preceding the Plan Year during which the Directors' Fees to which the Deferral Agreement applies would otherwise be payable to the Participant.

      4.2.3 MID-YEAR DEFERRAL ELECTIONS BY NEWLY ELIGIBLE DIRECTORS. If an individual becomes a Director during the course of a Plan Year, the Director may submit a Cash Compensation Deferral Agreement to the Committee, at the discretion of the Committee, no later than thirty (30) days after the Committee notifies that individual of his status as an eligible Participant. Any Cash Compensation Deferral Agreement made pursuant to this Section 4.2.3 shall be effective only with regard to Directors' Fees paid in cash earned and paid following the submission of the Cash Compensation Deferral Agreement to the Committee.

      4.2.4 VALUATION FUND ALLOCATIONS. At the time the Director files his Cash Compensation Deferral Agreement with the Committee, the Director shall specify on a separate form to be filed with the Committee, the Participant's initial Valuation Fund Allocation for the amounts deferred to each Deferred Cash Compensation Account in accordance with procedures established by the Committee.


ARTICLE 4                            - 11 -                   DEFERRAL ELECTIONS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


      4.2.5 MINIMUM AND MAXIMUM DEFERRAL AMOUNTS. A Participant may elect to defer from a minimum of ten percent (10%) to a maximum of one hundred percent (100%) of each payment of his cash Directors' Fees otherwise payable in cash, in ten percent (10%) increments.

      4.2.6 IRREVOCABILITY OF DEFERRAL AGREEMENTS. Once a Participant has executed a Cash Compensation Deferral Agreement, that Deferral Agreement shall remain in effect for that Deferral Period and shall be irrevocable during such Deferral Period, except as provided by Section 6.7 (Unscheduled Lump-Sum Withdrawals) and Section 6.8 (Hardship Withdrawals).

      4.2.7 TERMINATION OF CASH COMPENSATION DEFERRAL AGREEMENTS. All of a Participant's Cash Compensation Deferral Agreements shall automatically terminate on a prospective basis if the Participant incurs a Termination of Service or at any other time determined by the Committee in its sole discretion.

      4.2.8 DEFAULTS IN THE EVENT OF INCOMPLETE OR INACCURATE CASH COMPENSATION DEFERRAL AGREEMENTS. In the event that a Director submits a Cash Compensation Deferral Agreement to the Committee that contains information necessary to the effective operation of the Plan which, in the sole discretion of the Committee, is incomplete or inaccurate, the Committee shall be authorized to reject such Deferral Agreement or to make any reasonable assumptions in the Committee's discretion.

4.3. DEFERRAL OF NON-CASH COMPENSATION

      A Participant's election to defer Non-Cash Compensation shall be subject to the following conditions:

      4.3.1 CONTENT OF NON-CASH COMPENSATION DEFERRAL AGREEMENTS. A Non-Cash Compensation Deferral Agreement shall be made with respect to Directors' Fees payable by a Participating Company to a Participant in the form of AWS Stock during the applicable Deferral Period. The Participant's Non-Cash Compensation Deferral Agreement shall specify the amount of such Directors' Fees to be deferred as provided in Section 4.3.5. Deferrals of such Director's Fees shall be made in approximately equal amounts throughout the applicable Deferral Year as the installments of Directors' Fees are paid. A Non-Cash Compensation Deferral Agreement's election shall expire at any time elected by a Participant or such earlier time designated by the Committee.

      4.3.2 TIME FOR SUBMISSION OF NON-CASH COMPENSATION DEFERRAL AGREEMENTS. Except as provided in Section 4.3.3, a Director's Non-Cash Compensation Deferral Agreement relating to Directors' Fees otherwise payable to him in shares of AWS Stock must be submitted to the Committee no later than December 31 of the Plan Year preceding the Plan Year during which the Directors' Fees to which the Deferral Agreement applies would otherwise be payable to the Participant.

      4.3.3 MID-YEAR DEFERRAL ELECTIONS BY NEWLY ELIGIBLE DIRECTORS. If an individual becomes a Director during the course of a Plan Year, the Director may submit a Non-Cash Compensation Deferral Agreement to the Committee at the discretion of the Committee, no later


ARTICLE 4                            - 12 -                   DEFERRAL ELECTIONS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


than thirty (30) days after the Committee notifies that individual of his status as an eligible Participant. Any Non-Cash Compensation Deferral Agreement made pursuant to this Section 4.3.3 shall be effective only with regard to Directors' Fees earned and otherwise payable following the submission of the Non-Cash Compensation Deferral Agreement to the Committee.

      4.3.4 SHARE EQUIVALENTS. The deferred amounts of Non-Cash Compensation will be treated as though invested in Share Equivalents, and, therefore, the Company's liability will be satisfied in shares of AWS Stock.

      4.3.5 MINIMUM AND MAXIMUM DEFERRAL AMOUNTS. A Director may elect to defer from a minimum of ten percent (10%) to a maximum of one hundred percent (100%) of each payment of his Directors' Fees, in ten percent (10%) increments.

      4.3.6 IRREVOCABILITY OF DEFERRAL AGREEMENTS. Once a Participant has entered into a Non-Cash Compensation Deferral Agreement, that Deferral Agreement shall remain in effect for that Deferral Period and shall be irrevocable during such Deferral Period, except as provided by Section 6.7 (Unscheduled Lump-Sum Withdrawals) and Section 6.8 (Hardship Withdrawals).

      4.3.7 TERMINATION OF NON-CASH COMPENSATION DEFERRAL AGREEMENTS. All of a Participant's Non-Cash Compensation Deferral Agreements shall automatically terminate on a prospective basis if the Participant incurs a Termination of Service or at any other time determined by the Committee in its sole discretion.

      4.3.8 DEFAULTS IN THE EVENT OF INCOMPLETE OR INACCURATE NON-CASH COMPENSATION DEFERRAL AGREEMENTS. In the event that a Director submits a Non-Cash Compensation Deferral Agreement to the Committee that contains information necessary to the effective operation of the Plan which, in the sole discretion of the Committee, is incomplete or inaccurate, the Committee shall be authorized to reject such agreement or to make any reasonable assumptions in the Committee's discretion.

      4.3.9 DIRECTOR EQUITY PROGRAM. The Plan governs the deferral of receipt of AWS Stock issuable upon the Director's election to receive all or a portion of his Directors' Fees in the form of AWS Stock rather than in cash. Such an election is governed under the Director Equity Program. No such elections are authorized under the Plan. Participants who elect under the Plan to defer the receipt of AWS Stock will have no rights as stockholders of AT&T Wireless with respect to allocations of Share Equivalents made to their Deferred Shares Account.

4.4. STOCK OPTION GAIN DEFERRAL

      Effective January 1, 2002, a Participant's election to defer stock option gains shall be subject to the following conditions:

      4.4.1 STOCK OPTION GAIN DEFERRAL ELECTION. A Director can elect to defer receipt of Net Shares of AWS Stock resulting from an exercise of an exercisable Stock Option Grant issued to the Director if (i) the Director completes and signs an irrevocable Stock Option Gain Deferral Agreement's election, (ii) such Election is delivered to and accepted by the Committee at least


ARTICLE 4                            - 13 -                   DEFERRAL ELECTIONS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


six (6) months in advance of exercising the stock option, (iii) such Director pays, in cash or through an attestation acceptable to the Committee, the exercise price in shares of AWS Stock that is non-compensable or that the Participant owns and has owned continuously for the six (6) month period ending on the date of exercise, and (iv) such Director complies with all other rules the Committee may establish. Subject to the discretion of and such procedures as may be established by the Committee, at the time of the deferral election, a Director may also choose to use some of the shares acquired pursuant to the exercise of the stock option to satisfy any taxes due upon the stock option exercise.

      4.4.2 CONTENTS OF STOCK OPTION GAIN DEFERRAL ELECTION. A Stock Option Gain Deferral Election shall be made in writing and in such form and manner as may be prescribed by the Committee. The form shall specify such items as the Committee may reasonably require, including, without limitation, (i) the identity of the Stock Option Grant that is subject to the election, such by reference to the grant date, the number of shares granted and the exercise price, (ii) the expiration date (if any) of the deferral election, and (iii) whether any shares from the Stock Option Grant will be withheld to pay taxes as set forth in
Section 4.4.1.

      4.4.3 DEFERRAL OF NET SHARES. A Stock Option Gain Deferral Election may expire according to its terms. A Director may choose to defer receipt of all or only a portion of the Net Shares to be accepted upon exercise of the Stock Option Grant; provided, however, that an award will not be deferred if it will expire, by its terms, before the end of the six (6) month period commencing with the date that the Stock Option Gain Deferral Election is submitted to and received by the Committee. If only a portion of the Net Shares is deferred, the portion of the Net Shares that is not deferred will be distributed under the Director Equity Program at the time of exercise. If a Stock Option Grant, as to which a Director has made a Stock Option Gain Deferral Election, terminates prior to the exercise date selected by the Director, or if the Director dies or fails to deliver personally owned shares in payment of the exercise price, then the Participant's Stock Option Gain Deferral Election shall not become effective. Upon exercise of a Stock Option Grant covered by a properly filed Stock Option Gain Deferral Election, the Company shall not deliver the shares of AWS Stock. Instead following such deferral election, the number of deferred shares will be credited as Share Equivalents under the Director's Deferred Shares Account under the Plan. The Committee may establish additional procedures to effect the deferral of gains from Stock Option Grants.

      4.4.4 SHARE EQUIVALENTS. The deferred amounts of Net Shares will be treated as though invested in Share Equivalents, and the Company's liability must be satisfied in shares of AWS Stock.

      4.4.5 DIRECTOR EQUITY PROGRAM. The Plan governs the deferral of receipt of AWS Stock issuable upon the exercise of stock options for AWS Stock. The stock options are governed by the Director Equity Program under which they are granted. No stock options or shares of AWS Stock are authorized to be issued under the Plan. Participants who elect under the Plan to defer the receipt of AWS Stock issuable upon the exercise of stock options will have no rights as stockholders of AWS with respect to allocations of Share Equivalents made to their Deferred Shares Account.


ARTICLE 4                            - 14 -                   DEFERRAL ELECTIONS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


4.5. DEFERRAL OF VESTED RESTRICTED SHARES

      A Participant's election to defer vested Restricted Shares shall be subject to the following conditions:

      4.5.1 ELECTION TO DEFER. A Participant may elect, no later than December 31 of the year preceding the Plan Year in which Restricted Shares would otherwise vest, to defer receipt of all or a portion of such Restricted Shares by filing a Restricted Share Deferral Agreement with the Committee.

      4.5.2 DEFERRAL AMOUNT. A Director who satisfies the conditions in Section
4.5.1 may elect to defer the receipt of a portion of his Restricted Shares in an amount (i) not less than ten percent (10%) nor (ii) in excess of one hundred percent (100%) of the vested Restricted Shares, in ten percent (10%) increments.

      4.5.3 CONTENTS OF RESTRICTED SHARE DEFERRAL AGREEMENT. A Restricted Share Deferral Agreement shall be made in writing and in such form and manner as may be prescribed by the Committee. The form shall specify such items as the Committee may reasonably require, including, without limitation, (i) the identity of the grant of Restricted Shares that is subject to the election, such by reference to the grant date and the number of shares, and (ii) the expiration date (if any) of the deferral election.

      4.5.4 DEFERRAL OF RESTRICTED SHARES. A Restricted Share Deferral Agreement's election may expire according to its terms. A Director may choose to defer receipt of all or only a portion of the AWS Stock to be received upon the vesting of such Restricted Shares; provided, however, that an award will not be deferred if it will vest, by its terms, before the end of the six (6) month period commencing with the date that the Restricted Share Deferral Election is submitted to and received by the Committee. If only a portion of the Restricted Shares are deferred, the portion of the Restricted Shares that is not deferred will be distributed under the Director Equity Program at the time of vesting. If a grant of Restricted Shares, as to which a Director has made a Restricted Share Deferral Election, vests prior to the deferral date selected by the Director, then the Participant's Restricted Share Deferral Election shall not become effective. Upon vesting of Restricted Shares covered by a properly filed Restricted Share Deferral Election, the Company shall not deliver the shares of AWS Stock. Following such deferral election, the number of deferred shares will be credited as Share Equivalents under the Director's Deferred Shares Account under the Plan. The Committee may establish additional procedures to effect the deferral of vested Restricted Shares.

      4.5.5 SHARE EQUIVALENTS. The deferred amounts of Restricted Shares will be treated as though invested in Share Equivalents, and the Company's liability must be satisfied in shares of AWS Stock.

      4.5.6 DIRECTOR EQUITY PROGRAM. The Plan governs the deferral of receipt of AWS Stock received by the Participant upon the vesting of Restricted Shares. The Restricted Shares themselves are governed by the Director Equity Program under which they are granted. No


ARTICLE 4                            - 15 -                   DEFERRAL ELECTIONS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


shares of AWS Stock are authorized to be issued under the Plan. Participants who elect under the Plan to defer the receipt of AWS Stock received by the Participant upon the vesting of Restricted Shares will have no rights as stockholders of A&T Wireless with respect to allocations of Share Equivalents made to their Deferred Shares Account.


ARTICLE 4                            - 16 -                   DEFERRAL ELECTIONS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


                                   ARTICLE 5.
                              ACCOUNTS AND EARNINGS

5.1. DEFERRED CASH COMPENSATION ACCOUNT

      5.1.1 ESTABLISHMENT OF DEFERRED CASH COMPENSATION ACCOUNT. The Cash Compensation deferred by a Participant under the Plan and any Earnings thereon shall be credited to the Participant's Deferred Cash Compensation Account. Separate Accounts may be maintained on the books of the Company to reflect the different types of Deferred Cash Compensation Accounts described in Section
5.1.2 that are chosen by the Participant, and the Participant shall designate the portion of each Cash Compensation deferral that will be credited to each Deferred Cash Compensation Account. These Accounts shall be used solely to calculate the amount payable to each Participant or Beneficiary under the Plan and shall not constitute a separate fund of assets. Each Deferred Cash Compensation Account established for a Participant shall be denominated on a monetary (United States Dollar) basis. The Committee shall cause each separate Deferred Cash Compensation Account to be maintained in the name of the Participant with respect to whom all or a portion of his Cash Compensation has been deferred.

      5.1.2 TYPES OF DEFERRED CASH COMPENSATION ACCOUNTS. The Committee shall establish and maintain at least one (1) Termination of Service Account within each Participant's Deferred Cash Compensation Account.

      5.1.3 PROCEDURES FOR CREDITING DEFERRED CASH COMPENSATION. The amount of Cash Compensation that a Participant elects to defer in his Cash Compensation Deferral Agreement shall cause an equivalent reduction in the amount of the Participant's Cash Compensation that is paid to the Participant. A Participant's deferred Cash Compensation shall be credited to each Deferred Cash Compensation Account designated by the Participant within fifteen (15) business days after the last day of the month during which the deferred Cash Compensation would have otherwise been payable to the Participant. Any withholding of taxes or other amounts with respect to deferred Cash Compensation that may be required by local, state or federal law shall be withheld from the Participant's corresponding non-deferred portion of the Cash Compensation to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant's Deferred Cash Compensation Account in a manner specified by the Committee.

      5.1.4 DETERMINATION OF DEFERRED CASH COMPENSATION ACCOUNT VALUES. Each of a Participant's Deferred Cash Compensation Accounts as of the close of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:

      (a) NEW DEFERRALS OF CASH COMPENSATION. Each Deferred Cash Compensation Account shall be increased by any deferred Cash Compensation credited to such Account in accordance with Section 5.1.3 since such prior Determination Date in the proportion chosen by the Participant, except that no amount of new deferrals shall be credited to an Account at the same time that a distribution or withdrawal is to be made from that Account.


ARTICLE 5                            - 17 -                ACCOUNTS AND EARNINGS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


      (b) DISTRIBUTIONS AND WITHDRAWALS. Each Deferred Cash Compensation Account shall be reduced by the amount of each benefit payment made from that Account since the prior Determination Date. Distributions or withdrawals shall be deemed to have been made proportionally from each of the Valuation Funds maintained within such Deferred Cash Compensation Account based on the proportion that such Valuation Fund bears to the sum of all Valuation Funds among which such Account is allocated by that Participant as of the Determination Date immediately preceding the date of payment.

      (c) EARNINGS. Each Deferred Cash Compensation Account shall be increased or decreased by the Earnings credited to such Account pursuant to Article 5 since the prior Determination Date as though the balance of that Account had been invested in the applicable Valuation Funds chosen by the Participant in his applicable Valuation Fund Allocation.

      5.1.5 RESTRICTIONS ON REALLOCATIONS AMONG ACCOUNTS. Once an amount of Cash Compensation deferred by a Participant under the Plan and any Earnings thereon have been credited to one of the Participant's Deferred Cash Compensation Accounts, such amount may not be thereafter reallocated or transferred to another one of the Participant's Deferred Cash Compensation Accounts or to the Participant's Deferred Shares Account.

5.2. DEFERRED SHARES ACCOUNT

      5.2.1 ESTABLISHMENT OF DEFERRED SHARES ACCOUNT. The Committee shall establish a Deferred Shares Account for each Participant who enters into a Non-Cash Compensation Deferral Agreement, a Stock Option Gain Deferral Agreement or a Restricted Stock Deferral Agreement.

      5.2.2 SHARE EQUIVALENTS. The Participant's Deferred Shares Account shall be credited with the number of Share Equivalents equal to the number of shares of AWS Stock the Participant would have otherwise received had he not made an election to defer the applicable Non-Cash Compensation.

      5.2.3 STOCK OPTION DEFERRAL CREDITS. The Participant's Deferred Shares Account shall be credited with a Share Equivalent for each Net Share deferred, as of the date of the stock option exercise.

      5.2.4 RESTRICTED SHARE DEFERRAL CREDITS. The Participant's Deferred Shares Account shall be credited with a Share Equivalent for each vested Restricted Share deferred, as of the date the Restricted Share vests.

      5.2.5 DIVIDEND EQUIVALENTS. Dividend Equivalents equal to one hundred percent (100%) of the dividends payable on AWS Stock shall be credited to a Participant's Deferred Shares Account based on the number of Share Equivalents held in such Participant's Deferred Shares Account on the dividend date (as determined by the Committee). Dividend Equivalents credited to the Deferred Shares Account shall be reinvested in Share Equivalents based on the Fair Market Value of AWS Stock on the dividend date. No fractional Share Equivalents shall be credited.


ARTICLE 5                            - 18 -                ACCOUNTS AND EARNINGS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


      5.2.6 NO ALLOCATION AMONG VALUATION FUNDS. The balance in a Participant's Deferred Shares Account shall be credited with Share Equivalents at all times. A Participant's Deferred Shares Account is not eligible to be credited with Earnings based on any Valuation Fund Allocation.

      5.2.7 DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding shares of AWS Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, the Committee, in its sole discretion, shall make the appropriate adjustment in each Participant's Deferred Shares Account. If any such adjustment shall result in a fractional share, such fraction shall be disregarded. Such adjustments made by the Committee shall be conclusive and binding for all purposes of the Plan.

5.3. VALUATION FUNDS AND EARNINGS

      5.3.1 PARTICIPANT VALUATION FUND ALLOCATIONS. A Participant or Beneficiary shall make a Valuation Fund Allocation to designate, at a time and in a manner acceptable to the Committee, one or more Valuation Funds for each Participant's Deferred Cash Compensation Accounts for the sole purpose of determining the amount of Earnings to be credited or debited to such Account as if such Accounts held actual assets and such assets were among such investment funds as the Company may designate. Such Valuation Fund Allocation shall designate (i) the Deferred Cash Compensation Account(s) to which it applies; (ii) the portion of each Deferred Cash Compensation Account balance that shall be allocated among the available Valuation Funds; and (iii) the portion of each future deferral of Cash Compensation made to each Deferred Cash Compensation Account that shall be allocated among the available Valuation Funds. Any Valuation Fund Allocation shall apply to each succeeding deferral of Cash Compensation until such time as the Participant or Beneficiary shall file a new Valuation Fund Allocation with the Committee. If a Participant or Beneficiary fails, for any reason, to make a valid Valuation Fund Allocation for any of his Accounts, the Participant or Beneficiary shall be deemed to have elected the Money Market Valuation Fund for the entire Account balance until such time as the Participant or Beneficiary makes a valid Valuation Fund Allocation.

      5.3.2 COMMITTEE TO ESTABLISH VALUATION FUND ALLOCATION PROCEDURES. Any Valuation Fund Allocation shall be subject to such rules as the Committee may prescribe, including, without limitation, (i) rules concerning the minimum percentage of the total Deferred Cash Compensation Accounts that may be allocated to any specific Valuation Fund; (ii) the manner of providing Valuation Fund directions; (iii) the frequency of changing such Valuation Fund directions; and (iv) the method of crediting Earnings for any portion of a Deferred Cash Compensation Account that is not covered by any valid Valuation Fund Allocation.

      5.3.3 CHANGES IN VALUATION FUND ALLOCATION. A Participant or Beneficiary may change his Valuation Fund Allocation for any designated Deferred Cash Compensation Account by making a new Valuation Fund Allocation for the Account at any time. Any modified Valuation Fund Allocation submitted via the Plan's electronic Internet system and received by the Committee or its designee by 3:00 p.m. Eastern time shall generally be effective as of the


ARTICLE 5                            - 19 -                ACCOUNTS AND EARNINGS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


next succeeding Determination Date. Any modified Valuation Fund Allocation submitted to the Committee in paper form shall generally be effective no late than the third Determination Date after the Determination Date on which such form is received by the Committee.

      5.3.4 DETERMINATION OF VALUATION FUNDS TO BE OFFERED. The Committee shall have the sole discretion to determine the number of Valuation Funds to be designated under the Plan and may change or eliminate prospectively the Valuation Funds from time to time.

      5.3.5 NO REQUIREMENT TO FOLLOW INVESTMENT REQUESTS. Neither the Committee nor the Company shall be obligated to comply with, or be liable for the failure to comply with, the investment requests of any Participant or Beneficiary. The Company shall have sole discretion whether or not to invest any of the Company's funds (whether or not in trust) in the manner requested by the Participant or Beneficiary. However, if the Committee allows the Participant or Beneficiary to request that Earnings be credited in accordance with instructions from the Participant or Beneficiary, Earnings shall be credited in accordance with the instructions directed by the Participant or Beneficiary, whether or not the Committee actually invests funds in accordance with the instructions.

      5.3.6 NO REQUIREMENT TO FUND. The Company shall not be required to fund its obligations under the Plan in any manner and shall not be required to invest in any particular investment, including any Valuation Funds. The Company may, without limitation, purchase life insurance or any security or other property with respect to any or all of its obligations under the Plan. Participants and Beneficiaries shall have no right, title or interest in any assets held by the Company (or any trust) by reason of a Participant's participation in the Plan.

5.4. VESTING OF ACCOUNTS

      Each Participant shall at all times be one hundred percent (100%) vested in his Deferred Cash Compensation Accounts and Deferred Shares Account.

5.5. PARTICIPANT ACCOUNT STATEMENTS

      Each Participant shall be provided with a statement showing the balances in the Participant's Deferred Cash Compensation Accounts and Deferred Shares Account as of the last day of each calendar quarter. Such statements shall be provided as soon as practicable, but generally no later than sixty (60) days after the end of each calendar quarter.

5.6. COMPANY CONTRIBUTIONS

      The Company provides no matching or other form of contributions under the Plan.


ARTICLE 5                            - 20 -                ACCOUNTS AND EARNINGS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


                                   ARTICLE 6.
                       FORM AND TIMING OF BENEFIT PAYMENTS

6.1. PAYMENT OF BENEFITS

      Payment of benefits from a Participant's Accounts shall be made in accordance with whichever of the following provisions is applicable:

      6.1.1 PAYMENT OF TERMINATION BENEFITS. The Participant's Termination of Service Account shall be distributed to the Participant as of the Termination of Service Commencement Date and in the form of payment specified by the Participant in his Termination of Service Distribution Election in effect as of such Termination of Service Commencement Date.

      6.1.2 PAYMENT OF DEATH BENEFITS. Upon the death of a Participant occurring prior to the commencement of the payment of benefits from all the Participant's Accounts, the Company shall pay to the Participant's Beneficiary an amount equal to the Account balance in all the Participant's Accounts (other than an Account in pay status as of the date of the Participant's death) in the form of payment provided for in the Participant's Death Benefit Election that is in effect as of the date of his death. In the event the Participant dies after the commencement of the payment of benefits under the Plan from any Account, the remaining benefits from that Account shall be paid to the Beneficiary at the same time and in the same manner as if the Participant had survived.

      6.1.3 PAYMENT OF DEFERRED SHARES ACCOUNT BENEFITS. Upon a Participant's Termination of Service or such earlier date specified in a Participant's Non-Cash Compensation Deferral Agreement, Stock Option Gain Deferral Agreement or Restricted Share Deferral Agreement, a Participant shall receive distribution in the form of whole shares of AWS Stock equal to the number of Share Equivalents then held in the Participant's Deferred Shares Account, rounded to the nearest whole unit, such shares to be paid from the Director Equity Program.

6.2. TERMINATION BENEFIT ELECTIONS

      6.2.1 ELECTIONS BY NEW PARTICIPANTS. Each Director shall be required to make a Termination Distribution Election, in the form and manner approved by the Committee, prior to commencement of participation in the Plan. Such Termination Distribution Election shall be made in a form and manner approved by the Committee, and shall specify the form of payment for the Accounts to which it applies.

      6.2.2 CHANGES TO TERMINATION OF SERVICE DISTRIBUTION ELECTIONS. Subject to the provisions of Section 6.5, a Participant may change any Termination of Service Distribution Election at any time, and such Termination of Service Distribution Election shall apply after twelve (12) months to the distribution of all the Participant's Accounts if he thereafter incurs a Termination of Service with the Company (other than due to death).


ARTICLE 6                            - 21 -                   FORM AND TIMING OF
                                                                BENEFIT PAYMENTS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


6.3. DEATH BENEFIT DISTRIBUTION ELECTIONS

      6.3.1 ELECTIONS BY NEW PARTICIPANTS. Each Director shall be required to make a Death Benefit Distribution Election prior to commencement of participation in the Plan. Such Death Benefit Distribution Election shall be made in a form and manner approved by the Committee, and shall specify the form of payment for the Accounts to which it applies.

      6.3.2 CHANGES TO TERMINATION DISTRIBUTION ELECTIONS. A Participant may change his Death Benefit Distribution Election at any time permitted by Section 6.5, and such Death Benefit Distribution Election shall apply to the distribution of all the Participant's Accounts if the Participant thereafter dies.

6.4. FORM OF BENEFIT PAYMENT

      6.4.1 PAYMENT PURSUANT TO PARTICIPANT'S BENEFIT ELECTION. Subject to such rules, procedures, limits, and restrictions as the Committee may establish from time to time, the benefits payable from any Account under the Plan shall be paid in the form of benefit as provided in Section 6.4.2, as specified by the Participant in his latest Distribution Election timely filed with and accepted by the Committee. The Participant's Distribution Election shall be effective for the entire Account balance to which it pertains. If at the time payment of benefits under the Plan becomes due and payable the Participant's Distribution Election was made within one (1) year of the requested payment, then such Distribution Election shall be deemed ineffective and the most recent Distribution Election made by the Participant more than twelve (12) months prior to the time of payment shall be used to determine the form of payment.

      6.4.2 PERMISSIBLE FORMS OF BENEFIT PAYMENT. The permissible forms of benefit payments under the Plan are as follows:

      (a) TERMINATION BENEFIT PAYMENTS. Termination benefit payments made pursuant to Section 6.1.1 may be paid in the form of a lump sum that is equal to the Account balance or annual installments for a period of up to five (5) years.

      (b) DEATH BENEFIT PAYMENTS. Death benefit payments made pursuant to
Section 6.1.2 may be paid in the form of a lump sum that is equal to the Account balance or annual installments for a period of up to five (5) years.

      (c) DEFERRED SHARES ACCOUNT PAYMENTS. Deferred Shares Account payments made pursuant to Section 6.1.3 shall be paid in the form of a lump sum that is equal to the Account balance or annual installments for a period of up to five
(5) years.

      6.4.3 DETERMINATION OF AMOUNT OF INSTALLMENT PAYMENTS. Any annual installment payment from a Participant's Account shall be equal to the balance of the Account on December 31 immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payments initially chosen by the Participant and is reduced by one (1) in each succeeding year; provided, however, that for the final installment payment from the Account, the entire remaining value of the


ARTICLE 6                            - 22 -                   FORM AND TIMING OF
                                                                BENEFIT PAYMENTS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


Account shall be distributed to the Participant, regardless of the amount. Earnings on the unpaid balance of the Account from which installment payments are being made shall continue to be credited to the Account throughout the installment distribution period based on the most recent allocation among the available Valuation Funds chosen by the Participant in accordance with Section 5.3.1.

      6.4.4 FORM OF DISTRIBUTIONS. Distributions from a Participant's Termination of Service Account shall be paid in cash. Distributions from a Participant's Deferred Shares Account shall be made in the form of whole shares of AWS Stock, with any fractional shares to be paid in cash.

      6.4.5 NO VALID FORM OF PAYMENT ELECTION. In the event no valid Distribution Election for the applicable distribution event exists at the time of a Participant's death or Termination of Service Commencement Date, as applicable, distribution of the applicable Account shall be made in annual installments to the Participant (or the Participant's Beneficiary if the Participant is deceased) over a period of five (5) years.

      6.4.6 SMALL ACCOUNT LUMP SUM PAYMENT RULE. Notwithstanding any Distribution Election made by the Participant to the contrary, if the balance credited to a Participant's Termination of Service Account or Deferred Shares Account as of the time payments are to commence from such Account is less than Twenty-Five Thousand Dollars ($25,000), the remaining unpaid balance of that Account shall be paid in a lump sum.

6.5. CHANGES IN DISTRIBUTION ELECTIONS

      A Participant may change the form of benefit payment designated in a Distribution Election previously made pursuant to Section 6.1, 6.2 or 6.3; provided, however, that such new Distribution Election shall be subject to the following conditions and limitations:

      (a) A change in the time or form of payment shall be effective only if the Committee receives the new Distribution Election at least twelve (12) full months prior to January 1 of the Plan Year during which payments from the Account to which the change applies are otherwise scheduled to commence and the Committee approves such Distribution Election.

      (b) If a Participant changes the form of payment for an Account and then incurs a Termination of Service (other than due to death) within twelve months
(12) months of the date the applicable Distribution Election is changed, the previous Termination Distribution Election for the Account shall be reinstated and apply to the distribution of the Account, provided that such prior Distribution Election had been in effect for at least twelve (12) months before it was revoked or changed.

6.6. COMMENCEMENT OF BENEFIT PAYMENTS

      Payment of benefits under the Plan to a Participant (or his Beneficiary if the Participant is deceased) pursuant to Section 6.1 shall commence as soon as administratively feasible (but in no event more than sixty (60) days) after the last day of the Plan Year during which the Termination of Service Commencement Date or death of a Participant occurs that entitles a Participant (or a


ARTICLE 6                            - 23 -                   FORM AND TIMING OF
                                                                BENEFIT PAYMENTS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


Beneficiary if the Participant is deceased) to payments from one or more Accounts under the Plan. If a Participant has elected to receive his distribution in the form of annual installments, all subsequent annual installments shall be made on approximately the same date each calendar year thereafter for the remainder of the distribution period.

6.7. UNSCHEDULED LUMP-SUM WITHDRAWALS

      6.7.1 ELECTION OF UNSCHEDULED LUMP-SUM WITHDRAWALS. Notwithstanding any Participant's Distribution Elections to the contrary, any Participant (or Beneficiary if the Participant is deceased) shall have the right, at any time (including after distribution from an Account has commenced pursuant to Section 6.1), to elect to receive an unscheduled withdrawal of part or all of his Accounts, including any Earnings credited to such Accounts. The unscheduled withdrawal election shall be made in a form and manner acceptable to the Committee and shall be subject to the following conditions and limitations:

      (a) The Participant's unscheduled withdrawal election must specify the Account or Accounts from which the amount is to be withdrawn and, if the withdrawal is to be made from more than one Account, the relative amounts to be withdrawn from each Account.

      (b) The Participant's unscheduled withdrawal election must specify the amount of an Account (in whole dollars) or the percentage of an Account (determined as of the most recent Determination Date) to be withdrawn in response to the Participant's unscheduled withdrawal election.

      (c) If a partial withdrawal is to be made from an Account, the amount shall be withdrawn on a pro rata basis from each Valuation Fund then applicable for such Account under the Participant's Valuation Fund Allocation.

      (d) Payment of any unscheduled withdrawal under this Section 6.7.1 shall be made in a single lump sum payment within thirty (30) days after the Committee's receipt and approval of the unscheduled withdrawal election.

      (e) A Participant shall be limited to making no more than one unscheduled withdrawal election under this Section 6.7.1 during any Plan Year.

      (f) The minimum allowable amount of any unscheduled withdrawal under this
Section 6.7.1 shall be Ten Thousand Dollars ($10,000) (before the application of the early withdrawal penalty provided for in Section 6.7.2).

      6.7.2 UNSCHEDULED WITHDRAWAL PENALTY. The amount a Participant (or a Beneficiary if the Participant is deceased) elects to withdraw from any Account pursuant to Section 6.7.1 shall be subject to a ten percent (10%) early withdrawal penalty. Such penalty shall apply to the value of the amount being withdrawn as of the date of the distribution to the Participant. In addition, if a Participant makes an unscheduled withdrawal election pursuant to Section 6.7.1 while he is an active Director of the Company, the Participant's Cash Compensation Deferral Agreement, Non-Cash Compensation Deferral Agreement, Stock Option Gain Deferral Election


ARTICLE 6                            - 24 -                   FORM AND TIMING OF
                                                                BENEFIT PAYMENTS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


and Restricted Share Deferral Election, if any, in effect as of the date the unscheduled withdrawal election is filed with the Committee shall be immediately terminated, and the Participant's right to make deferrals of Cash Compensation, Non-Cash Compensation, gain on the exercise of a Stock Option Grant or vested Restricted Shares under the Plan shall be suspended during the remainder of the Plan Year during which the unscheduled withdrawal election is filed with the Committee and for the immediately following Plan Year.

6.8. HARDSHIP DISTRIBUTIONS

      Upon a finding by the Committee that a Participant has suffered a Financial Hardship, the Committee may, in its sole discretion, (i) amend the Participant's existing Cash Compensation Deferral Agreement, Non-Cash Compensation Deferral Agreement, Stock Option Gain Deferral Agreement or Restricted Share Deferral Agreement or (ii) make distributions from any or all the Participant's Accounts as the Committee may, in its sole discretion, determine. The amount of any such distribution shall be limited to the amount reasonably necessary to meet the Participant's needs resulting from the Financial Hardship, and will not exceed the Participant's Account balances. Distributions due to a Financial Hardship may not be made to the extent that a Participant's Financial Hardship is or may be relieved through reimbursement or compensation by insurance or otherwise by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe Financial Hardship, or by cessation of deferrals under the Plan. If a distribution is made due to a Financial Hardship, the Participant's deferrals under the Plan shall cease for the period of the Financial Hardship and for six
(6) months thereafter. Any resumption of the Participant's deferrals under the Plan after such six (6) month period shall be made only at the election of the Participant in accordance with Article 3.

6.9. TAX WITHHOLDING

      Benefit payments hereunder shall be subject to applicable federal, state or local tax withholding laws, and the Company shall withhold from payments made hereunder any taxes required to be withheld from such payments under such law. Subject to approval by the Committee, a Participant may sell AWS Stock distributed under the Plan on the open market to facilitate payment of the Participant's tax withholding obligation. In no circumstance will the Company purchase or otherwise issue cash for any AWS Stock distributed under the Plan.

6.10. FACILITY OF PAYMENT OF BENEFITS

      If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to such distribution. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such benefit.


ARTICLE 6                            - 25 -                   FORM AND TIMING OF
                                                                BENEFIT PAYMENTS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


6.11. EFFECT OF PAYMENT OF BENEFITS

      The full payment of the balance credited to all of a Participant's Accounts shall completely discharge all obligations on the part of the Company to the Participant (or the Participant's Beneficiary if the Participant is deceased) with respect to the operation of the Plan, and the Participant's (or Beneficiary's) rights under the Plan shall terminate.

6.12. SPECIAL RULES FOR DISTRIBUTION OF DEFERRED SHARES ACCOUNT

      The Company shall distribute each Participant's Deferred Shares Account following Termination of Service subject to the following rules:

      6.12.1 PAYMENT ELECTION. At the time elected by the Participant for distribution of AWS Stock attributable to allocations under the Participant's Deferred Shares Account, the Company shall issue to the Participant, as soon as practicable after the date of distribution, whole shares of AWS Stock equal to the number of Share Equivalents credited to the Deferred Shares Account, any fractional number of Share Equivalents thereafter remaining to be paid in cash. Prior to distribution and pursuant to any rules the Committee may adopt, a Participant may authorize the Company to withhold a portion of the shares of AWS Stock to be distributed for the payment of all federal, state, local and foreign withholding taxes required to be collected in respect of the distribution.

      6.12.2 FORM OF DISTRIBUTION. The distribution to a Participant from his Deferred Shares Account shall be made in AWS Stock. Distributions in cash shall not be permitted. If distribution is to be made from the Participant's Deferred Shares Account in the form of installment payments, the number of shares of AWS Stock distributed annually shall be determined by dividing the total number of Share Equivalents on the initial distribution date by the number of installments to be made. The number of shares distributed annually to the Participant shall be recalculated each year thereafter to reflect changes in the number of Share Equivalents and the remaining number of annual installments to be made.


ARTICLE 6                            - 26 -                   FORM AND TIMING OF
                                                                BENEFIT PAYMENTS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


                                   ARTICLE 7.
                             BENEFICIARY DESIGNATION

7.1. DESIGNATION OF BENEFICIARY

      Each Participant shall have the right, at any time, to designate any person, persons or entity as a Beneficiary (both primary and contingent) to whom benefits under the Plan shall be paid in the event of the Participant's death prior to complete distribution of the balance of all the Participant's Accounts.

      If the Participant is married, Beneficiary designation made by the Participant that provides for payment of fifty percent (50%) or more of the value of all the Participant's Accounts to a Beneficiary other than the Participant's Spouse shall not be effective unless either (i) the Participant's Spouse executes a written consent in a form satisfactory to the Committee that acknowledges the effect of the Beneficiary designation or (ii) it is established that the Spouse's consent cannot be obtained because the Participant's Spouse cannot be located.

7.2. CHANGE OF BENEFICIARY DESIGNATION

      A Participant may change any Beneficiary designation at any time without the consent of any designated Beneficiary by the filing of a new Beneficiary designation with the Committee in the manner provided for in Section 7.1; provided, however, that if the Participant is married, the new Beneficiary designation shall be subject to the consent requirements in Section 7.1. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed for the Plan.

7.3. NO BENEFICIARY DESIGNATION

      If any Participant fails to designate a Beneficiary in the manner provided in this Article 7, if the Participant's Beneficiary designation is void, or if all designated Beneficiaries predecease the Participant or are not in existence at the time of the Participant's death, then the Participant's designated Beneficiary shall be deemed to be the Participant's estate and all benefits shall be paid in a lump sum.

7.4. CHANGE IN MARITAL STATUS

      If the Participant's marital status changes after the Participant has designated a Beneficiary, the following rules shall apply:

      (a) If the Participant is married at time of death but was unmarried when the Beneficiary designation was made, the Beneficiary designation shall be void unless the Participant's Spouse has consented to it in the manner prescribed in
Section 7.1.

      (b) If the Participant is unmarried at the time of death but was married when the designation was made:


ARTICLE 7                            - 27 -              BENEFICIARY DESIGNATION

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


            (i) The designation shall be void if the Spouse was named as Beneficiary.

            (ii) The designation shall remain valid if a non-Spouse Beneficiary was named.

      (c) If the Participant was married when the designation was made and is married to a different Spouse at the time of death, the designation shall be void unless the Participant's Spouse at time of death has consented to it in the manner prescribed in Section 7.1.

7.5. EFFECT OF PAYMENT TO BENEFICIARY

      The payment to the designated Beneficiary of the balance of all the deceased Participant's Accounts shall completely discharge the Company's obligations under the Plan with respect to the Participant and Beneficiary.


ARTICLE 7                            - 28 -              BENEFICIARY DESIGNATION

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


                                   ARTICLE 8.
                                 ADMINISTRATION

8.1. ADMINISTRATION BY COMMITTEE

      The Plan shall be administered by the Committee. Any decision of the Committee that does not constitute an abuse of discretion must be upheld by a court of law or by an arbitrator.

8.2. DUTIES AND POWER OF COMMITTEE

      The Committee shall be responsible for the general operation and administration of the Plan and the proper execution of its provisions. It shall also be responsible for the interpretation of the Plan and the determination of all questions arising thereunder. It shall maintain all necessary books of accounts and records. It shall have power to establish, interpret, enforce, amend and revoke, from time to time, such rules and regulations for the administration of the Plan and the conduct of its business as it deems appropriate, including the right (i) to decide or resolve any and all questions including interpretations of the Plan, as may arise in connection with the Plan; and (ii) to remedy ambiguities, inconsistencies and omissions (provided such rules and regulations are uniformly applied to all persons similarly situated). Any action that the Committee is required or authorized to take shall be final and binding on each and every person who is or may become a Participant or Beneficiary. The Committee may delegate its authority to administer the Plan.

8.3. AGENTS

      In the administration of the Plan, the Committee may, from time to time, employ accountants, actuaries, advisors, attorneys, consultants, record-keepers and agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to AT&T Wireless.

8.4. BINDING EFFECT OF DECISIONS

      The decision or action of the Committee in respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding on all persons having any interest in the Plan.

8.5. INDEMNITY OF COMMITTEE

      To the extent permitted by applicable law, AT&T Wireless shall indemnify, hold harmless and defend the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except with respect to acts of gross negligence on the part of any Committee member.


ARTICLE 8                            - 29 -                       ADMINISTRATION

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


                                   ARTICLE 9.
                               SOURCE OF PAYMENTS

9.1. ESTABLISHMENT OF TRUST

      AT&T Wireless may, in its sole discretion, establish one or more trusts to acquire and hold cash, stocks (including, without limitation, AWS Stock), bonds, mutual funds, insurance policies or other assets to be used to make payments of benefits under the terms of the Plan. Funds invested hereunder shall, for purposes of the Plan, be considered to be part of the general assets of the Participating Company that contributed the funds, and no Participant or Beneficiary shall have any interest or right in such funds. To the extent trust assets are available, they may be used to pay benefits arising under the Plan and, to the extent permitted by such trust, all costs, charges and expenses relating thereto. To the extent that the funds held in the trust are insufficient to pay such benefits, costs, charges and expenses, each Participating Company shall pay such benefits, costs, charges and expenses from its respective general assets.

9.2. OBLIGATION OF THE COMPANY

      Notwithstanding the fact that a trust may be established under Section 9.1, the Company shall remain liable for paying the benefits under the Plan. However, any payment of benefits to a Participant or Beneficiary made by such a trust shall satisfy the Company's obligation to make such payment to such Participant or Beneficiary.

9.3. UNFUNDED STATUS

      The Plan at all times shall be entirely unfunded for purposes of the Code, and, except as provided in Section 9.1, no provision shall at any time be made with respect to segregating any assets of AT&T Wireless or the Participating Company for payment of any benefits hereunder. The Plan constitutes a mere promise by each Participating Company to make payments, if any, in the future. No Participant or Beneficiary shall have any interest in any particular assets of AT&T Wireless or any Participating Company by reason of the Participant's or Beneficiary's right to receive benefits under the Plan, and, to the extent the Participant or Beneficiary acquires a right to receive benefits under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Participating Company.


ARTICLE 9                            - 30 -                   SOURCE OF PAYMENTS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                   ARTICLE 10.
                       BENEFIT CLAIM AND APPEAL PROCEDURES

10.1. FILING CLAIMS FOR BENEFITS

      A Participant or Beneficiary who believes that he is entitled to a benefit under the Plan (hereinafter referred to as the "Claimant") may file a claim for benefits in accordance with the provisions of this Article 10. Any claim for benefits under the Plan by a Claimant shall be made in writing and addressed to the "Chair" of the Committee at the principal place of business of AT&T Wireless.

10.2. REVIEW OF CLAIMS FOR BENEFIT

      10.2.1 TIME PERIOD FOR REVIEW OF CLAIM FOR BENEFITS. If a claim for benefits is denied by the Chair of the Committee, in whole or in part, the Chair of the Committee shall notify the Claimant in accordance with Section 10.2.2 of the Plan's adverse benefit determination within a reasonable period of time, but not later than ninety (90) days after receipt of the claim by the Chair of the Committee, unless the Chair of the Committee determines that special circumstances require an extension of time for review of the claim. If the Chair of the Committee determines that an extension of time for review is required, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial ninety (90) day review period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial ninety
(90) day review period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Chair of the Committee expects to render the benefit determination.

      10.2.2 NOTICE OF ADVERSE BENEFIT DETERMINATION ON CLAIM. If the claim is denied by the Chair of the Committee, in whole or in part, the Chair of the Committee shall provide a written notice of adverse benefit determination using language calculated to be understood by the Claimant and setting forth:

      (a) The specific reason or reasons for the adverse benefit determination on the claim;

      (b) A reference to the specific Plan provisions on which the adverse benefit determination is based;

      (c) A description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

      (d) A description of the Plan's review procedures and the time limits applicable to such procedures.

      If no such notice of adverse benefit determination is provided to the Claimant within the time period (including any allowable extension period) provided for in Section 10.2.1, the claim shall be deemed to have been denied.


ARTICLE 10                           - 31 -                    BENEFIT CLAIM AND
                                                               APPEAL PROCEDURES

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


10.3. REQUESTS FOR REVIEW OF ADVERSE BENEFIT DETERMINATIONS

      10.3.1 TIME PERIOD FOR CLAIMANT TO REQUEST REVIEW OF ADVERSE BENEFIT DETERMINATION. Any Claimant who receives an adverse benefit determination pursuant to Section 10.2 or who has not received a response within the allowable time period (including any allowable extension) provided for in Section 10.2.1 may request a review of the adverse benefit determination in writing and addressed to the Committee at the principal place of business of AT&T Wireless. Such request must be made within sixty (60) days after the Claimant's receipt of the written notice of the adverse benefit determination, or in the event the Claimant has not received a response, sixty (60) days after receipt by the Committee of the Claimant's claim. If the Claimant does not request a review of the Committee's prior determination within such sixty (60) day period, the Claimant shall be barred and estopped from challenging the determination of the Committee.

10.3.2 CLAIMANT'S ACCESS TO DOCUMENTS. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits.

10.4. COMMITTEE REVIEW OF ADVERSE BENEFIT DETERMINATIONS

      10.4.1 REVIEW PROCESS. The claim relating to the adverse benefit determination shall be reviewed by the Committee, which may, but shall not be required to, grant the Claimant a hearing. On review, the Claimant may have representation, examine pertinent documents, and submit issues and comments in writing. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. In conducting its review of the claim, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination of the claim.

      10.4.2 TIME PERIOD FOR REVIEW OF ADVERSE BENEFIT DETERMINATION. The Committee shall notify the Claimant of the Committee's decision in accordance with Section 10.4.3 within a reasonable period of time, but not later than sixty
(60) days after receipt of the request for review of adverse benefit determination by the Committee, unless the Committee determines that special circumstances (such as the need to hold a hearing) require an extension of time for review of the claim. If the Committee determines that an extension of time for review is required, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial sixty (60) day review period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial sixty (60) day review period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.

      10.4.3 NOTICE OF ADVERSE BENEFIT DETERMINATION ON REVIEW. The Committee shall render a decision on the review of the adverse benefit determination within the time period described in Section 10.4.2. The decision shall be written in a manner calculated to be


ARTICLE 10                           - 32 -                    BENEFIT CLAIM AND
                                                               APPEAL PROCEDURES

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


understood by the Claimant. In the event the Committee affirms the prior adverse benefit determination, in whole or in part, the notice shall set forth:

      (a) The specific reason or reasons for the adverse benefit determination;

      (b) A reference to the specific Plan provisions on which the adverse benefit determination is based;

      (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant's claim for benefits; and

      (d) A statement describing any voluntary appeal procedures offered by the Plan and the Claimant's right to obtain information about such procedures.

10.5. SCOPE OF COMMITTEE'S DISCRETION IN REVIEW OF CLAIMS FOR BENEFITS

      The Committee shall serve as the final review committee under the Plan and shall have sole and complete discretionary authority to determine conclusively for all parties, and in accordance with the terms of the documents or instruments governing the Plan, any and all questions arising from administration of the Plan and interpretation of all Plan provisions, determination of all questions relating to participation of Directors and eligibility for benefits, determination of all relevant facts, the amount and type of benefits payable to any Participant or Beneficiary, and the construction of all terms of the Plan.

10.6. EXHAUSTION OF ADMINISTRATIVE REMEDIES

      The Plan provisions require that a Claimant exhaust all claim and appeal rights described in Article 10 before he seeks any other legal recourse regarding claims for benefits.


ARTICLE 10                           - 33 -                    BENEFIT CLAIM AND
                                                               APPEAL PROCEDURES

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


                                   ARTICLE 11.
                            AMENDMENT AND TERMINATION

11.1. RIGHT TO AMEND PLAN

      The Plan may be amended, in whole or in part, by the Board of Directors at any time. Notice of any such amendment shall be given in writing to the Committee and to each Participant (or Beneficiary if a Participant is deceased). The Board of Directors shall have the right to amend the Plan to clarify the provisions of the Plan, to change administrative provisions of the Plan and to effect legal compliance. No amendment shall decrease the value of a Participant's Accounts or deprive the Participant or Beneficiary of any rights to which the Participant would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment.

11.2. COMPANY'S RIGHT TO TERMINATE PLAN

      The Board of Directors may partially or fully terminate the Plan and may terminate any deferral Election pertaining to the Participant at any time. In the event of any such termination, the Participant shall be entitled to the amount of that Participant's Account as of the Determination Date immediately following such termination. Such benefit shall be paid to the Participant in monthly installments over a period of no more than ten (10) years, except that the Committee, in its sole discretion, may pay out such benefit in a lump sum or in installments over a period shorter than ten (10) years. In the event benefits are paid out in installments, the Committee shall have the sole authority to choose the Valuation Funds used to value the balance in each Account.

11.3. RIGHT TO SUSPEND BENEFIT PAYMENTS

      If the Committee determines that payments of benefits under the Plan would have a materially adverse effect on the Company's ability to carry on its business, the Committee may suspend such benefit payments temporarily for such time as in its sole discretion it deems advisable, but in no event for a period in excess of one (1) year. During the period of suspension, earnings and losses shall continue to be credited to each Participant's Accounts, if any, and any subsequent Dividend Equivalents due shall be paid in cash to the Participant or Beneficiary. The Company shall pay such suspended payments or distributions in a lump sum immediately upon the expiration of the period of suspension.

11.4. RESTRICTIONS ON PLAN MODIFICATIONS AFTER A POTENTIAL OR ACTUAL CHANGE IN CONTROL

      Notwithstanding any provision of Section 11.1 or 11.2 to the contrary, during a Potential Change in Control Period or upon the occurrence of a Change in Control:

      (a) No provision of the Plan pertaining to the amount or types of permissible deferrals, the crediting of Earnings to Accounts, the right to elect and change elections for the distribution of Accounts, the allowable forms of benefit payments, the authority of the


ARTICLE 11                           - 34 -            AMENDMENT AND TERMINATION

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


Committee or the definitions of the terms "Potential Change in Control" or "Change in Control" may be amended, modified or suspended, unless the Committee obtains the written consent of at least eighty percent (80%) of the affected Participants (or the Beneficiary of a deceased Participant);

      (b) No other amendment that may adversely affect the rights of a Participant or Beneficiary shall be effective unless the affected Participant or Beneficiary gives written consent to the adoption of the specific provision in advance; and

      (c) The Plan may not be terminated until all benefit liabilities have been satisfied by the Company.


ARTICLE 11                           - 35 -            AMENDMENT AND TERMINATION

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


                                   ARTICLE 12.
                               GENERAL PROVISIONS

12.1. UNFUNDED PLAN

      The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for non-employee Directors of the Company and therefore is exempt from all the provisions of ERISA.

12.2. NO RIGHTS WITH RESPECT TO THE TRUST

      Any trust, and any assets held thereby to assist the Company in meeting its obligation under the Plan, shall in no way be deemed to controvert the provisions of Section 12.1.

12.3. NO IMPLIED RIGHTS

      Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Company in accordance with the terms and provisions of the Plan. Except as expressly provided in the Plan, the Company shall not be required or be liable to make any payment under the Plan.

12.4. UNSECURED GENERAL CREDITOR

      Neither the Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever, including, without limiting the generality of, the foregoing, any specific funds, assets or other property that the Company, in its sole discretion, may set aside. Any benefits that become payable hereunder shall be paid from the general assets of the Company. Any property held by Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. The Company's obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future. With respect to amounts credited to any Accounts hereunder and any benefits payable hereunder, a Participant or Beneficiary shall have the status of general unsecured creditors of the Company by which such Participant is employed and may look only to the Company and its general assets for payment of such benefits with no secured or preferential rights to any assets of Company or any other party for payment of benefits under the Plan. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person. Notwithstanding any other provision of the Plan, Participants and Beneficiaries shall be unsecured general creditors.

12.5. NONASSIGNABILITY

      Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer,


ARTICLE 12                           - 36 -                   GENERAL PROVISIONS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


hypothecate or convey in advance of receipt the amounts, if any, payable hereunder, or any part thereof, that are expressly declared to be nonassignable and nontransferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owned by the Participant or any other person, or be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency.

12.6. PROHIBITION AGAINST ALIENATION

      Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such right or benefit.

12.7. NO RIGHT TO CONTINUED DIRECTORSHIP

      The terms and conditions of the Plan shall not be deemed to constitute an agreement providing that any Director will be continued in such a position for any period of time or any restriction on the right of any appropriate persons to remove such person from a position as a Director of the Company.

12.8. GOVERNING LAW

      The Plan shall be construed, interpreted and governed in accordance with applicable federal law and, to the extent not preempted by such federal law, the laws of the State of Washington.

12.9. SAVINGS CLAUSE

      If any provision of the Plan is held by a court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and the remaining provisions hereof shall continue to be construed and enforced as if the invalid or unenforceable provision had not been included.

12.10. NOTICE

      Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the Committee at the Company's principal place of business. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Company's records.


ARTICLE 12                           - 37 -                   GENERAL PROVISIONS

            AT&T WIRELESS SERVICES, INC. DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


12.11. SUCCESSORS

      The Plan and any deferral election thereunder shall bind and inure to the benefit of (i) the Company and its successors and assigns, including, without limitation, any corporation into which the Company may be merged or consolidated, or which acquires all or substantially all of the assets and business of the Company, and successors of any such corporation or other business entity; and (ii) the Participant and the Participant's heirs, executors, administrators and legal representatives.

12.12. PROTECTIVE PROVISIONS

      A Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, and taking such other action as may be requested by the Company.

12.13. GENDER, NUMBER AND HEADING

      Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Articles and Sections as used herein are inserted solely for convenience and reference and shall have no force or effect in the construction or interpretation of the Plan or any of its provisions. Article, Section and Appendix references are to the Articles, Sections and Appendices of the Plan document unless otherwise specified.

      IN WITNESS WHEREOF, AT&T Wireless Services, Inc. has adopted the Plan effective as of September 1, 2001.

                                               AT&T WIRELESS SERVICES, INC.


                                               By: _____________________________

                                               Dated:  _________________________



ARTICLE 12                           - 38 -                   GENERAL PROVISIONS